QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Rich Jeffers
678-942-7596
rjeffers@netbank.com

NetBank, Inc. Reaches Definitive Agreement to Acquire
Principal Operating Assets of Beacon Credit Services

Deal adds to company's financial intermediary business

ATLANTA—(June 10, 2004)—NetBank, Inc. (Nasdaq: NTBK), parent company of the country's first commercially successful Internet bank, NetBank® (www.netbank.com), today announced a definitive agreement to acquire principal operating assets of Beacon Credit Services, LLC, a privately held, leading provider of RV, boat and aircraft financing. The transaction is expected to close within the next several weeks and be immediately accretive.

"This deal will allow us to further diversify our business by replicating our success with other consumer loan products," said Douglas K. Freeman, chairman and CEO, NetBank, Inc. "It also provides us with natural cross-sell synergies with our banking, insurance and merchant processing businesses. We've already been offering RV and boat loans through Beacon to our banking customers since the end of last year."

"We're excited to join the NetBank, Inc. family of businesses," said Austin Sedicum, principal, Beacon Credit Services, LLC. "By leveraging NetBank's brand awareness as well as financial and intellectual capital, we have the opportunity to grow our business more quickly and to offer ancillary financial services to our customers. This deal is a win-win for our customers and employees, as well as our investors."

Beacon, which has been profitable in each year of its six-year operating history, generated nearly $400 million in loan production in 2003. Following the successful completion of the acquisition, Sedicum and the rest of the management team will continue to oversee Beacon's operations. The company will maintain its offices in Old Lyme, Conn.

Additional details on the purchase agreement appear in the Form 8-K that NetBank, Inc. filed with the Securities Exchange Commission today. The tables below present unaudited financial information for Beacon Credit Services. The data is intended to provide interested parties a better understanding of the current scope of its operations.

Beacon Credit Services, LLC
Summary Financial Data
(Unaudited, dollars in thousands)

	For the year ended December 31, 2003	For the year ended December 31, 2002
Revenues	$8,187	$4,618
Pre-tax income	$2,713	$1,493
Total assets	$2,043	$1,180
Liabilities	$1,285	$439
Stockholders' equity	$758	$741
Total Production	$393,290	$229,109
Total Production Units	3,262	2,215

About NetBank, Inc.
NetBank, Inc. (Nasdaq: NTBK) operates with a revolutionary business model through a diverse group of complementary financial services businesses that leverage technology for more efficient and cost effective delivery of services. Its primary areas of operation include personal and small business banking, retail and wholesale mortgage lending, and transaction processing. For more information, please visit www.netbank.com.

About Beacon Credit Services
Headquartered in Old Lyme, Connecticut, Beacon Credit Services specializes in RV, boat and aircraft financing. For more detailed information on Beacon and its products and services, call 888-656-9400 or visit their website at www.beaconcredit.com.

# # #

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Information in this press release about 1) the transaction closing during the second quarter; 2) the acquisition being immediately accretive; 3) natural synergies with banking, insurance and merchant processing services; and 4) Beacon being able to grow its business are "forward-looking statements" involving risks and uncertainties that could cause actual results to differ materially. Risks include 1) a delay in the closing of the transaction; 2) a decision by either party not to complete the deal; 3) natural synergies not being realized over time; and 4) an inability by Beacon to grow the business. The company has no obligation to update any forward-looking statements. For a discussion of additional risks and uncertainties facing NetBank, Inc., see "Risk Factors" in the company's SEC filings.

QuickLinks

  Exhibit 99.1
NetBank, Inc. Reaches Definitive Agreement to Acquire Principal Operating Assets of Beacon Credit Services